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                                                                EXHIBIT 10.6
                                                         As Amended 10/27/94

                                 BAYBANKS, INC.
                        COMPENSATION PLAN FOR DIRECTORS

                                PLAN DESCRIPTION
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A.       Basic Plan
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         Each Director of BayBanks, Inc. ("BayBanks") who becomes entitled to receive cash compensation for services as a Director of BayBanks may elect to have the cash compensation to which he or she becomes entitled during any year paid in the manner provided by any one of the following:

         1.      Full payment in cash following determination of the amount.

         2. Such portion of compensation as he or she may elect to be deferred, with payment to commence on such specific date as he or she may select, provided payment shall not commence earlier than the beginning of the second year after the date of election, and to be paid

                 (a)   in full in cash on the specified date, or

                 (b) in such number of annual cash installments not to exceed twenty as he or she may elect.

         3. Such portion of compensation as he or she may elect to be deferred, with payment to commence on termination of services as a Director of BayBanks and to be paid

                 (a)   in full in cash on the specified date, or

                 (b) in such number of annual cash installments not to exceed twenty as he or she may elect.

         4. Such portion of compensation as he or she may elect to be deferred, with payment to commence on his or her reaching age seventy-two and to be paid

                 (a)   in full in cash on the specified date, or

                 (b) in such number of annual cash installments not to exceed twenty as he or she may elect.
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         If any payments elected have not been completed at the time of the
Director's death, payment shall be made to such beneficiary as he or she may have designated and otherwise to his or her estate.

B.       Change in Control
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         For purposes of this plan and any documents referring to it, a Change in Control will be deemed to have occurred upon the occurrence of any of the following:

                 (a) Any transaction or series of transactions, as a result of which any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) (a "Person") is or becomes a "beneficial owner" (as defined in Rule 13d-3 under such act), directly or indirectly, of securities of BayBanks representing thirty percent (30%) or more of the combined voting power of BayBanks' then outstanding voting securities (the "BayBanks' Outstanding Voting Securities"); provided, however, that a Change in Control shall not be deemed to have occurred solely because of the acquisition of securities of BayBanks by (i) one or more employee benefit plans or related trusts established for the benefit of the employees of BayBanks or any affiliate of BayBanks; or (ii) any Person when such acquisition (A) is effected primarily to prevent BayBanks from being declared insolvent and (B) is approved by the Board of Directors of BayBanks (the "Board").

                 (b) Any change in the membership of the Board such that individuals who are Incumbent Directors (as defined herein) cease for any reason to constitute at least a majority of the Board. The Incumbent Directors shall be (i) those members of the Board who were Directors as of October 27, 1994, and who have served continuously as Directors since such date, and (ii) any other member of the Board who subsequently became a Director and whose election or nomination for election by BayBanks' stockholders at the beginning of his or her current tenure was approved by a vote of at least a majority of the Directors who were then Incumbent Directors, except that no individual shall be an Incumbent Director if such individual's initial assumption of office as a Director occurred as a result of an actual or threatened election contest with respect to the election or removal of Directors, or other actual or threatened solicitation of proxies or consents, by, or on behalf of, a Person other than the Board.

                 (c) The approval by BayBanks' stockholders of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of BayBanks, or similar transaction (a "Business Combination"), unless all of the following conditions are met, with such conditions being applied as of the date of such approval as if the Business Combination were consummated on such date on the terms then

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         specified in the agreement or plan providing for the Business
         Combination:

         (i) the individuals and entities who are the beneficial owners of BayBanks' Outstanding Voting Securities as of the date of such approval would beneficially own, directly or indirectly, securities representing more than 50% of the outstanding combined voting power of the voting securities that would be outstanding and entitled to vote generally in the election of the governing body of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity that as a result of such transaction would own BayBanks or all or substantially all of BayBanks' assets, either directly or through one or more subsidiaries) (the "Resulting Entity"), and the securities of the Resulting Entity that would be owned by such beneficial owners of BayBanks' Outstanding Voting Securities would be owned by them in substantially the same proportions as they own BayBanks' Outstanding Voting Securities;


         (ii) no Person (excluding any corporation or other entity resulting from such Business Combination, and excluding any employee benefit plan or related trust of BayBanks or of such corporation or other entity resulting from such Business Combination) would beneficially own, directly or indirectly, 30% or more of the combined voting power of the outstanding voting securities of the Resulting Entity except to the extent that such ownership existed prior to the Business Combination; and

         (iii) at least a majority of the members of the board of directors of the Resulting Entity would be persons who were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.

(d) Approval by BayBanks' stockholders of a liquidation or dissolution of BayBanks (unless the liquidation or dissolution is part of a Business Combination excepted from clause (c) above).

         A Director may elect to have all amounts that he or she has deferred under the Plan prior to a Change in Control paid automatically in cash on an accelerated basis at the time of the Change in Control. A special one-time irrevocable election will also be permitted to allow Directors to elect this option for amounts for which a deferral election was made before the date of the one-time election. This election must be made no later than December 31, 1991.

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         After a Change in Control, no amendment or modification of the Plan may be made that would materially adversely affect the rights of participants to receive previously deferred amounts at the time or times they elected or that would reduce the rate at which interest would accrue on such amounts below the benchmark in effect at the time of the Change in Control.

C.       Plan Administration
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         Except for the special one-time election referred to above, all elections shall (i) be made annually in writing and delivered to the Secretary of BayBanks on or before December 31 of each year, (ii) apply only to compensation earned with respect to the immediately following year, and (iii) be irrevocable once made. If any Director shall not make any timely election, option 1 above shall apply to his or her compensation.

         The obligations of BayBanks under this Plan shall not be funded, although BayBanks may establish a grantor trust to provide for the payment of amounts deferred under this Plan. BayBanks shall be treated as the owner of any such trust under Section 671 of the Internal Revenue Code of 1986. Interest shall accrue on amounts of compensation that are deferred at such appropriate published market rate as may be designated from time to time by vote of the Board of Directors (e.g., 10-year Treasury note rate). Accrued interest shall be paid pro-rata on the dates elected for payment of deferred amounts.

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